UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 27, 2026

Date of Report (date of earliest event reported)

BOREALIS FOODS INC.

(Exact name of registrant as specified in its charter)

Ontario	001-40778	98-1638988
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1540 Cornwall Rd., Suite 104
Oakville, ON L6J 7W5

(Address of principal executive offices and zip code)

(905) 278-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares	BRLS	Nasdaq Capital Market
Warrants	BRLSW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Forbearance and Amendment Agreement

On March 27, 2026, Borealis Foods Inc. (the “Company”), together with its wholly owned subsidiaries party thereto (collectively with the Company, the “Loan Parties”), entered into a Forbearance and Amendment Agreement (the “Forbearance Agreement”) with Frontwell Capital Partners Inc. (the “Lender”), in connection with the Credit Agreement, dated as of August 10, 2023 (as amended, supplemented or otherwise modified from time to time prior to the date thereof, the “Credit Agreement”), by and among the Loan Parties and the Lender.

Background.

As previously disclosed in the Company’s Current Report on Form 8-K filed on February 6, 2026 (the “Prior 8-K”), the Lender notified the Company of the occurrence of certain Events of Default under the Credit Agreement, including the failure by the Borrowers to maintain required Excess Availability and the failure to timely deliver certain financial statements and compliance certificates. The Forbearance Agreement addresses these and other defaults that have since occurred (collectively, the “Specified Defaults”), which are set forth on Schedule 2.1 to the Forbearance Agreement and include, among other things, (i) failures by the Borrowers to timely eliminate certain overadvances made under the revolving credit facility during the period from October, 2025 to March , 2026, (ii) failures to maintain the required minimum Excess Availability during the same period, (iii) the issuance by certain Loan Parties of approximately $26.7 million in aggregate principal amount of unsecured notes to certain third parties in violation of the Credit Agreement’s restrictions on indebtedness, (iv) the granting of capital stock of certain Canadian subsidiaries in violation of the Credit Agreement’s restrictions on liens, (v) the failure to deliver an unqualified auditor’s opinion with the fiscal year 2024 audited financial statements, (vi) the failure to timely deliver certain monthly financial statements, compliance certificates, borrowing base certificates and collateral reports for periods ending on or before January 31, 2026 and (vii) resulting breaches of representations and warranties under the Credit Agreement.

Outstanding Obligations.

As of March 25, 2026, the aggregate outstanding Obligations under the Credit Agreement were no less than $16,116,215.30, plus all accrued and unpaid interest, fees and other costs and expenses then outstanding.

Forbearance.

Subject to the terms and conditions of the Forbearance Agreement, the Lender has agreed to temporarily forbear from exercising its rights and remedies with respect to the Specified Defaults during the period (the “Forbearance Period”) commencing on the effective date of the Forbearance Agreement and ending at 11:59 p.m., New York time, on April 27, 2026 (the “Forbearance Outside Date”), unless earlier terminated upon the occurrence of a Forbearance Default (as defined therein). The Lender’s forbearance is limited to the Specified Defaults and does not extend to any other existing or future defaults.

No Lending Obligation.

The Forbearance Agreement provides that, as a result of the Specified Defaults, the Lender is under no obligation to extend any further Revolving Loans or other financial accommodations to the Borrowers.

Default Rate and Reserve.

Under the Forbearance Agreement, the Obligations bear interest at the default rate which has been effect since December 9, 2025, and will continue to accrue, interest at the default rate during and after the Forbearance Period, and (ii) the Lender has validly imposed. The Lender has also imposed a $600,000 general Reserve under the Credit Agreement.

Forbearance Fee.

The Loan Parties agreed to pay the Lender a forbearance fee of $50,000, payable on the effective date of the Forbearance Agreement.

Applicable Margin Increase.

Pursuant to the Forbearance Agreement, the definition of “Applicable Margin” in Section 1.1 of the Credit Agreement was amended and restated to provide for an Applicable Margin of (i) 6.50% per annum for Revolving Loans bearing interest at the Prime Rate or Base Rate, and (ii) 6.75% per annum for the Term Loan.

Milestones.

The Forbearance Agreement requires the Loan Parties to satisfy certain milestones during the Forbearance Period, including, among others: (i) by March 30, 2026, the retention and installation of a Chief Restructuring Officer (as described under Item 5.02 below); (ii) by April 9, 2026, the delivery to the Lender of a refinancing plan in form and substance satisfactory to the Lender, sufficient to fully repay all Obligations under the Loan Documents (the “Refinancing Plan”); and (iii) other operational, reporting, and compliance milestones set forth in the Forbearance Agreement. Failure to timely satisfy any milestone constitutes an immediate Forbearance Default.

Blocked Notes.

The Forbearance Agreement prohibits the Loan Parties from making any payments on certain unsecured notes in the aggregate principal amount of approximately $26.7 million (the “Blocked Notes”) issued from time to time by certain Loan Parties to certain shareholders and their affiliates. The holders of the Blocked Notes include (a) Barthelemy Helg, the Company’s Chairman of the Board and co-founder, (b) Z Ventures Inc. and Zagros Alpine Capital, entities controlled by Reza Soltanzadeh, the Company’s Chief Executive Officer and co-founder, and (c) Oxus Capital PTE LTD., the Company’s former SPAC sponsor and a significant shareholder. The issuance of the Blocked Notes is among the Specified Defaults under the Forbearance Agreement.

Release.

In connection with the Forbearance Agreement, the Loan Parties provided the Lender with a general release of all claims arising on or before the effective date of the Forbearance Agreement.

Termination.

The Forbearance Period will terminate automatically upon the occurrence of a Forbearance Default, which includes among other things, any breach of the Forbearance Agreement, any new Event of Default, the failure to satisfy any milestone and certain other events specified in the Forbearance Agreement. Upon termination of the Forbearance Period, the Lender may exercise all rights and remedies available under the Credit Agreement, the other Loan Documents and applicable law.

There can be no assurance that the Forbearance Period will not terminate prior to the Forbearance Outside Date, that the Loan Parties will be able to satisfy the milestones contained in the Forbearance Agreement (including the delivery of a Refinancing Plan satisfactory to the Lender), or that the Company will be able to refinance or repay the Obligations in full.

The foregoing description of the Forbearance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Forbearance Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

CRO Engagement Letter

On March 27, 2026, the Company and the other Loan Parties entered into an engagement letter (the “Engagement Letter”) with VRS Restructuring Services, LLC (“VRS”) pursuant to which VRS agreed to provide the services of Jeffrey T. Varsalone as Chief Restructuring Officer of each of the Loan Parties, as described in Item 5.02 below.

The foregoing description of the Engagement Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Engagement Letter, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. As described therein, the Forbearance Agreement (a) confirms the accrual of interest at the Default Rate on the Obligations since December 9, 2025 (representing an increase of 2.00% per annum over the applicable non-default rate), (b) increases the Applicable Margin for Revolving Loans from 4.50% per annum to 6.50% per annum, (c) increases the Applicable Margin for the Term Loan from 4.75% per annum to 6.75% per annum and (d) requires the payment of a $50,000 forbearance fee. These items have the effect of increasing the Company’s direct financial obligations under the Credit Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Restructuring Officer

In connection with the Forbearance Agreement described under Item 1.01 above, on March 30, 2026, the Board of Directors of the Company appointed Jeffrey T. Varsalone as Chief Restructuring Officer of the Company and each of the other Loan Parties, effective as of such date.

Pursuant to the Forbearance Agreement, Mr. Varsalone, as Chief Restructuring Officer, will serve as an executive officer of each of the Loan Parties with general authority to take any and all actions for and on behalf of each Loan Party. As Chief Restructuring Officer, Mr. Varsalone will have powers at least as broad as the chief executive officer of each Loan Party (the current chief executive officer being Reza Soltanzadeh). Additional governance provisions relating to the Chief Restructuring Officer under the Forbearance Agreement are as described in Item 8.01 below.

Mr. Varsalone, age 54, has served as the founder and Senior Managing Director of VRS Restructuring Services, LLC, a boutique financial restructuring advisory firm specializing in chief restructuring officer, crisis management and insolvency-related services, since January 2023. Prior to VRS Restructuring Services, LLC, Mr. Varsalone served as a Managing Director at G2 Capital Advisors, an integrated investment bank focused on operational and financial advisory solutions in the lower middle market, from April 2019 to January 2023. Mr. Varsalone holds a Juris Doctor degree from St. John’s University School of Law.

Mr. Varsalone’s services are being provided pursuant to the Engagement Letter, which supersedes a prior engagement letter dated December 4, 2025, under which VRS served as the Company’s financial advisor. Under the Engagement Letter, VRS’s fees are charged on an hourly basis at rates ranging from $325 to $925 per hour depending on team member level. There is no success fee, transaction fee, or other contingent compensation. The Company paid VRS a $100,000 retainer prior to commencement of the engagement, against which weekly invoices are applied, and VRS may request that the retainer be refreshed from time to time. The Company also reimburses VRS for reasonable out-of-pocket expenses. The Engagement Letter has an initial term of 45 days and thereafter continues until terminated by either party on five business days’ written notice. The Company has agreed to customary indemnification and directors’ and officers’ insurance obligations in favor of VRS and its personnel.

There is no arrangement or understanding between Mr. Varsalone and any other person pursuant to which Mr. Varsalone was appointed as Chief Restructuring Officer, other than the requirements of the Forbearance Agreement as described in Item 1.01 above. There are no family relationships between Mr. Varsalone and any director or executive officer of the Company. Mr. Varsalone has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K, other than the Engagement Letter described herein.

There are no additional, and no anticipated additional, compensatory arrangements between the Company and Mr. Varsalone in connection with his service as the Company’s Chief Restructuring Officer beyond the fees payable pursuant to the Engagement Letter.

Item 8.01 Other Events.

Restructuring Status.

The Company is currently evaluating strategic alternatives, including equity raises and refinancing transactions. There can be no assurance that the Company will be successful in implementing any such alternatives, that any Refinancing Plan will be satisfactory to the Lender, that the Forbearance Period will not be terminated prior to the Forbearance Outside Date, or that the Company will be able to continue as a going concern. The Company’s failure to satisfy its obligations under the Forbearance Agreement or to refinance or repay its obligations under the Credit Agreement would have a material adverse effect on the Company’s business, financial condition, results of operations and liquidity, and could result in the Lender exercising all available remedies, including acceleration of the Obligations and foreclosure on the Collateral.

CRO Governance Provisions.

Under the Forbearance Agreement, in the event that any instruction or direction by the Chief Restructuring Officer is overruled by any officer, director, board of directors, or shareholder of any Loan Party, or any Loan Party fails to take or refrain from taking any action as directed by the Chief Restructuring Officer, or the board of directors or shareholders fail to approve any action recommended by the Chief Restructuring Officer and supported by the Lender, any such event would constitute an immediate Forbearance Default, potentially resulting in the termination of the Forbearance Period.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding the Company’s ability to satisfy the milestones under the Forbearance Agreement, deliver a Refinancing Plan satisfactory to the Lender, refinance or repay the Obligations, continue as a going concern, and implement strategic alternatives. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. The information contained in the Company’s filings with the SEC, including under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent filings with the SEC, identifies other important factors that could cause actual results to differ from the Company’s forward-looking statements. The Company’s filings with the SEC are available at www.sec.gov. Investors should not place undue reliance on the Company’s forward-looking statements. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this report, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits

(d): The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Forbearance and Amendment Agreement, dated as of March 27, 2026, by and among Borealis Foods Inc., Palmetto Gourmet Foods (Canada), Inc., Borealis IP Inc., Palmetto Gourmet Foods, Inc., PGF Real Estate I, Inc., PGF Real Estate II, Inc. and Frontwell Capital Partners Inc. *
10.2	Engagement Letter, dated as of March 27, 2026, by and between Borealis Foods Inc., and VRS Restructuring Services, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 2nd day of April 2026.

BOREALIS FOODS INC.

Date: April 2, 2026	By:	/s/ Pouneh Rahimi
Pouneh V. Rahimi
Chief Legal Officer